Exhibit 10.12

AMENDMENT, WAIVER AND CONSENT LETTER

To:          BIWATER (BVI) LTD., a company incorporated and existing under the laws of the Virgin Islands with registered number 1505595 (the Company)

For the attention of:            Paul Stevens, Jonathan Lamb

11 June 2015

Dear Sirs,

USD 43,000,000 credit agreement (the Facility Agreement) dated 14 November 2013 (as amended) for the Company with Barclays Bank PLC as facility agent

1.             Background

(a)           The Company has notified us that by way of a stock purchase and sale agreement dated on or around the date of this letter (the SPA) BIL will agree to transfer 100% of the shares in Biwater (BVI) Holdings Limited to AquaVenture Water Corporation, a British Virgin Islands business company with registered number 1449524 whose registered office is at the offices of Commonwealth Trust Limited, Drake Chambers, P O Box 3321 Road Town, Tortola VG1110, British Virgin Islands (the Transaction).

(b)           The Company has further notified us that, in connection with the Transaction, BIL proposes to transfer its rights and obligations as O&M Contractor to AquaVenture Water Corporation (the Change of Operator).

(c)           Under clause 21.14 of the Facility Agreement the prior consent of the Facility Agent is required and various amendments will be required to the Finance Documents as a result of the Transaction and the Change of Operator.

(d)           This letter is supplemental to and amends the Facility Agreement.

(e)           Pursuant to clause 28 (Amendments and waivers) of the Facility Agreement and subject to the occurrence of the Effective Date (where applicable), the Majority Lenders have consented to the amendments and waivers to the Facility Agreement contemplated by this letter.  Accordingly, we are authorised to execute this letter on behalf of the Finance Parties.

2.             Interpretation

(a)           Capitalised terms defined in the Amended Facility Agreement have the same meaning when used in this letter unless expressly defined in this letter.

(b)           The provisions of clause 1.3 (Construction) of the Amended Facility Agreement apply to this letter as though they were set out in full in this letter except that references to the Facility Agreement are to be construed as references to this letter.

(c)           Amended Facility Agreement means the Facility Agreement as amended and restated by this letter.

(d)           Amendment Fee Letter a fee letter between the Facility Agent (for the Lenders), the Company and BIL in relation to the Transaction dated on or around the date of this letter.

(e)           Effective Date means the date on which the Facility Agent gives the notification to the Company and the Lenders under paragraph 3(a) (Conditions) below or such other date as the Company and the Facility Agent agree.

(f)            O&M Novation Document means:

(i)            the transfer agreement in respect of the Operation and Maintenance Agreement (the O&M Transfer Agreement);

(ii)           the novation agreement in respect of the O&M Direct Agreement dated 14 November 2013 (the O&M Direct Novation Agreement); or

(iii)          the AquaVenture Parent Co Guarantee (as defined in the Amended Facility Agreement).

3.             Conditions

(a)           The amendments and waivers to the Facility Agreement are conditional on the Facility Agent notifying the Company and the Lenders that it has received:

(i)            a copy of this letter countersigned by the Company; and

(ii)           all of the documents set out in Schedule 1 (Conditions Precedent) in form and substance satisfactory to the Facility Agent.

(b)           The Facility Agent must give the notification in paragraph (a) above as soon as reasonably practicable.

4.             Conditions Subsequent to the Transaction

(a)           The Company must deliver the documents set out in paragraphs 1 and 2 of Part 1 (Conditions Subsequent to the Transaction) of Schedule 2 (Conditions Subsequent) in form and substance satisfactory to the Facility Agent as soon as reasonably practicable, and in any event within 2 Business Days, after the Effective Date.

(b)           The Facility Agent will use reasonable endeavours to procure delivery to the Facility Agent of the document set out in paragraph 3 of Part 1 (Conditions Subsequent to the Transaction) of Schedule 2 (Conditions Subsequent) promptly upon the delivery to the Facility Agent of an executed copy of the AquaVenture Security Agreement.

(c)           The Company must deliver:

(i)            any document or evidence set out in paragraphs 4 and 5 of Part 1 (Conditions Subsequent to the Transaction) of Schedule 2 (Conditions Subsequent) as soon as reasonably practicable, and in any event within 7 Business Days, after the date on which AquaVenture receives a duly stamped stock transfer form in respect of the transfer to it of the shares in NewCo; and

(ii)           the certificate listed at paragraph 6 of Part 1 (Conditions Subsequent to the Transaction) of Schedule 2 (Conditions Subsequent) as soon as reasonably practicable, and in any event within 10 Business Days, after the date on which AquaVenture receives a duly stamped stock transfer form in respect of the transfer to it of the shares in NewCo; and

(iii)          the documents listed at paragraph 7 of Part 1 (Condition Subsequent to the Transaction) of Schedule 2 (Condition Subsequent) as soon as reasonably practicable and in any event no later than (i) 31 December 2015 or (ii) within 10 Business Days after the date of issue of the Company’s 2016 trade licence, whichever is the earlier.

5.             Conditions to the Change of Operator

(a)           As soon as reasonably practicable, and in any event within 5 Business Days, after AquaVenture has received all of the documents set out in paragraphs 1 to 2 (inclusive) of Part 2 (Conditions to the Change of Operator) of Schedule 2 (Conditions Subsequent), the Company must:

(i)            notify the Facility Agent that all such documents have been obtained; and

(ii)           provide a copy of each such document to the Facility Agent, together with a copy of the documents referred to in paragraphs 3 and 4 of Part 2 (Conditions to the Change of Operator) of Schedule 2 (Conditions Subsequent).

(b)           If any applicable law, rule or regulation of, or any other applicable licence, permit or approval prescribed by, the Virgin Islands or any other applicable jurisdiction has changed between the date of this letter and the receipt by the Facility Agent of any of the documents referred to in paragraph (a) above, as soon as reasonably practicable upon written request by the Facility Agent, the Company must deliver (or procure delivery of) to the Facility Agent a copy of any document reasonably required by the Facility Agent under paragraph 5 of Part 2 (Conditions to the Change of Operator) of Schedule 2 (Conditions Subsequent) in form and substance satisfactory to the Facility Agent.

(c)           If (i) the Facility Agent receives any of the documents referred to in paragraph (a) above on or after 1 January 2016 and (ii) reasonably believes that, since the date of this letter, an adverse change has occurred to the ability of AquaVenture to effectively operate, manage and maintain the Desalination Project Works in accordance with the Operation and Maintenance Agreement, as soon as reasonably practicable upon written request by the Facility Agent, the Company must deliver (or procure delivery of) to the Facility Agent a copy of any document reasonably required by the Facility Agent under paragraph 6 of Part 2 (Conditions to the Change of Operator) of Schedule 2 (Conditions Subsequent) in form and substance satisfactory to the Facility Agent.

(d)           The Facility Agent must notify the Company and the Lenders as soon as reasonably practicable, and in any event within 2 Business Days, after it has received a copy of the documents referred to in paragraph (a) and, if requested by the Facility Agent, any document referred to in paragraphs (b) or (c) above, that it has received a copy of such documents, in each case, in form and substance satisfactory to it.

(e)           Within 5 Business Days following the date of receipt by the Company of the notice referred to in paragraph (d) above:

(i)            the Company and the Facility Agent will (and the Company shall procure that all other relevant parties) enter into the O&M Novation Documents;

(ii)           the Company must deliver to the Facility Agent (or procure delivery to the Facility Agent of) any document or evidence set out in paragraphs 7 to 10 (inclusive) and paragraphs 12 to 15 (inclusive) of Part 2 (Conditions to the Change of Operator) of Schedule 2 (Conditions Subsequent) in form and substance satisfactory to the Facility Agent promptly upon the entry into the O&M Novation Documents; and

(iii)          the Facility Agent will use reasonable endeavours to procure delivery to the Facility Agent of the document set out in paragraph 11 of Part 2 (Conditions to the Change of Operator) of Schedule 2 (Conditions Subsequent) promptly upon the delivery to the Facility Agent of an executed copy of the BVI law governed O&M Novation Documents.

(f)            As soon as reasonably practicable, and in any event within 10 Business Days, following receipt by AquaVenture of the documents set out in paragraph 1(b) of Part 2 (Conditions to the Change of Operator) of Schedule 2 (Conditions Subsequent), the Company must deliver to the Facility Agent any document or evidence set out in paragraphs 16 to 18 (inclusive) of Part 2 (Conditions to the Change of Operator) of Schedule 2 (Conditions Subsequent) in form and substance satisfactory to the Facility Agent.

(g)           Subject to paragraphs (h) and (i) below, at least 1 month (but in any event not more than 3 months) after the date of the O&M Transfer Agreement, the Company must provide to the Facility Agent the document set out in paragraph 19 of Part 2 (Conditions to the Change of Operator) of Schedule 2 (Conditions Subsequent) in form and substance satisfactory to the Facility Agent.

(h)           Notwithstanding paragraph (g) above, if the Technical Adviser cannot confirm that the Desalination Project Works are being operated and maintained in accordance with Good Industry Practice within 3 months following the date of the O&M Transfer Agreement in order for the Company to be able to provide to the Facility Agent the document required under paragraph (g) above:

(i)            the Technical Adviser will promptly disclose in writing to the Facility Agent, the Company and the O&M Contractor the details as to why it does not consider the Desalination Project Works are being operated and maintained in accordance with Good Industry Practice;

(ii)           the O&M Contractor must as soon as reasonably practicable, and in any event not more than 2 months after receipt of that information from the Technical Advisor propose a plan to the Facility Agent and the Company to remedy any issues identified by the Technical Advisor;

(iii)          if the Facility Agent or the Company notifies the O&M Contractor of any objections or improvements to that proposal within 15 Business Days of receipt of the proposal, the O&M Contractor will consult with the Facility Agent and the Company to make such modifications to the proposal as the parties acting in good faith reasonably agree;

(iv)          once that proposal has been agreed upon, the O&M Contractor must proceed to implement the proposal within the timeframe specified in that proposal;

(v)           the O&M Contractor must notify the Facility Agent, the Company and the Technical Advisor as soon as reasonably practicable once it has implemented the remedies set out in that proposal; and

(vi)          at least 1 month (but in any event not more than 3 months) after the date of receipt of the notice referred to in paragraph (v) above, the Company must provide to the Facility Agent a copy of a report prepared by the Technical Adviser confirming that the Desalination Project Works are being operated and maintained in accordance with Good Industry Practice.

(i)            If, after implementing the remedies set out in that proposal, the Technical Adviser still cannot confirm that the Desalination Project Works are being operated and maintained in accordance with Good Industry Practice within 3 months following the date of the notice referred to in paragraph 5(h)(v) above, the O&M Contractor may elect to carry out the process set forth in paragraph (h) one further time only.

(j)            The Parties agree that no O&M Novation Document will be entered into unless and until the Facility Agent has given the notice to the Company referred to in paragraph (d) above.

6.             Consents and Waivers

(a)           The Company has requested that the Lenders under the Facility Agreement waive the requirements of clauses 15.23(b) and (e) (Project Documents), 15.24(d)(i) (Ownership), 17.28 (Project Documents), 19.4(b) and (c) (Arm’s length basis and material contracts), 21.12 (Security), 21.14 (Change of control) and 21.18(b) (Completion) of the Facility Agreement to the extent necessary to enable the Transaction and the Change of Operator to occur without breaching those clauses (but not otherwise).

(b)           Subject to paragraph 3 (Conditions) above, pursuant to clause 28 (Amendments and Waivers) of the Facility Agreement, the Lenders have agreed to waive the requirements of clauses 15.23(b) and (e) (Project Documents), 15.24(d)(i) (Ownership), 17.28 (Project Documents), 19.4(b) and (c) (Arm’s length basis and material contracts), 21.12 (Security), 21.14 (Change of control), and 21.18(b) (Completion) of the Facility Agreement to the extent necessary to enable the Transaction and the Change of Operator to occur without breaching those clauses but not otherwise.  Accordingly, we are authorised to confirm that the requirements of the clauses referred to in paragraph (a) above are waived to the extent described above with effect on and from the date on which the Company countersigns this letter.

(c)           The Company has requested that the Lenders under the Facility Agreement waive the requirements of clause 18.1 (Share capital) of the Facility Agreement, clause 5.2 (Changes to rights) of the BIL Security Agreement and clause 5.5 (Changes to rights) of the NewCo Equitable Mortgage (as applicable) to the extent necessary in respect of:

(i)            the capitalisation by Biwater International Limited of an intercompany loan in the amount of USD1,632,000 between Biwater International Limited and Biwater (BVI) Holdings Limited into 120 ordinary shares of Biwater (BVI) Holdings Limited on or around 31 March 2015; and

(ii)           the capitalisation by Biwater (BVI) Holdings Limited of an intercompany loan in the amount of USD1,632,000 between Biwater (BVI) Holdings Limited and the Company into 120 ordinary shares of the Company on or around 31 March 2015, to the extent that such capitalisations would have amounted to a breach of clause 18.1 (Share capital) of the Facility Agreement, clause 5.2 (Changes to rights) of the BIL Security Agreement or clause 5.5 (Changes to rights) of the NewCo Equitable Mortgage (as the case may be).

(d)           Pursuant to clause 28 (Amendments and Waivers) of the Facility Agreement, the Lenders have agreed to waive the requirements of clauses 18.1 (Share capital) of the Facility Agreement, clause 5.2 (Changes to rights) of the BIL Security Agreement and clause 5.5 (Changes to rights) of the NewCo Equitable Mortgage to the extent that the capitalisations referred to in paragraph (c) above would have amounted to a breach of those clauses but not otherwise. Accordingly, we are authorised to confirm that the requirements of the clauses referred to in paragraph (c) above are waived to the extent described above with effect on and from the date on which the Company countersigns this letter.

(e)           Subject to paragraph 5(a) to (e) (inclusive) (Conditions to the Change of Operator) above, (i) the Lenders confirm for the purposes of clause 19.3(b) of the Amended Facility Agreement that the identity and terms of appointment of AquaVenture as replacement O&M Contractor is acceptable to the Lenders.

(f)            The Company has requested that the Lenders under the Facility Agreement waive the requirements of clauses 19.4(a), (b) and (c) (Arm’s length basis and material contracts) of the Amended Facility Agreement to the extent necessary to enable the Change of Operator and entry into related agreements to occur without breaching those clauses (but not otherwise).

(g)           Subject to paragraph 5(a) to (e) (inclusive) (Conditions to the Change of Operator) above, pursuant to clause 28 (Amendments and Waivers) of the Facility Agreement, the Lenders have agreed to waive the requirements of clauses 19.4(a), (b) and (c) (Arm’s length basis and material contracts) of the Amended Facility Agreement to the extent necessary to enable the Change of Operator and entry into related agreements to occur without breaching those clauses but not otherwise. Accordingly, we are authorised to confirm that the requirements of those clauses are waived to the extent described above with effect on and from the date on which the Company countersigns this letter.

(h)           The Company has requested that the Lenders under the Facility Agreement extend limb (b)(ii) in the definition of the Availability Period in respect of Tranche B from 31 March 2015 to 31 October 2016 and confirm that the Tranche B Commitments of each Lender have not been cancelled pursuant to clause 7.9(b) (Automatic cancellation) and shall remain available for the duration of the Availability Period in respect of Tranche B as extended.

(i)            Subject to paragraph 3 (Conditions) above, pursuant to clause 28 (Amendments and Waivers) of the Facility Agreement, the Lenders have agreed to, and we are authorised to confirm that, limb (b)(ii) in the definition of the Availability Period in respect of Tranche B shall be extended from 31 March 2015 to 31 October 2016 and the Tranche B Commitments of each Lender have not been cancelled pursuant to clause 7.9(b) (Automatic cancellation) but remain available for the duration of the Availability Period in respect of Tranche B as extended, subject to any provision to the contrary in the Facility Agreement.

(j)            AquaVenture has notified the Facility Agent that it wishes to carry out certain enhancements to the Desalination Project Works following the Change of Operator. Such works would require the consent and waiver by the Lenders of certain provisions of the Transaction Documents.  The Facility Agent agrees, upon receipt of a formal consent and waiver request from the Company, to enter into good faith discussions with the Company and AquaVenture in respect of that consent and waiver request, subject to (i) the Company, AquaVenture and the AquaVenture Parent Co providing the Facility Agent and its Advisers with all necessary assistance and information that the Facility Agent reasonably requires in order to provide those consents and waivers in a timely manner and (ii) completion of any due diligence and any other conditions, in each case reasonably required by the Lenders and in each case completed to the Lenders’ satisfaction.

7.             Amendments

Subject as set out in this letter, the Facility Agreement will be amended from the Effective Date so that it reads as if it were restated in the form set out in Schedule 3 (Amended Facility Agreement).

8.             Representations

The Company confirms to each Finance Party (i) on the date of this letter, (ii) on the Effective Date, (iii) on the date that the AquaVenture Security Agreement is entered into, and (iv) on the date that any O&M Novation Document is entered into, in each case by reference to the facts and circumstances existing on such date, that each of the representations set out in:

(a)           clause 15.2 (Status) to clause 15. 5 (Non-conflict);

(b)           clause 15.6(a) and (c) (No Default);

(c)           clause 15.7 (Authorisations);

(d)           clause 15.9(b) (Financial statements);

(e)           clause 15.10 (Budgets and Projections);

(f)            clause 15.11 (No material adverse change), such representation and warranty to be made with reference to the financial statements of the Company most recently delivered to the Facility Agent under clause 16.1 (Financial statements);

(g)           clause 15.12(c) (Litigation);

(h)           clauses 15.13 (Information) to 15.18 (Compliance with environmental and other laws), provided that, in the case of clause 15.18(c), such representation and warranty is expressed to be made as of the date such representation and warranty is given;

(i)            clause 15.19(b) to (f) (Taxes);

(j)            clause 15.20 (Financial Indebtedness);

(k)           clause 15.22 (No other asset or business) to 15.29 (Construction Contract), provided that:

(i)            in the case of clause 15.23(a), (b) and (e) (Project Documents), such representation is made subject to the delivery of EPC Amendment Agreement No. 3 pursuant to this letter;

(ii)           in the case of clause 15.24(d)(i) (Ownership), such representation is expressed to be made as follows:

(A)          (i) on the date of this letter, (ii) on the Effective Date and (iii) on the date that the AquaVenture Security Agreement is entered into, BIL is the legal owner of all the share capital of NewCo and AquaVenture is the beneficial owner of all the share capital of NewCo; and

(B)          on the date that any O&M Novation Document is entered into, AquaVenture is the legal and beneficial owner of all the share capital of NewCo; and

(iii)          in the case of clause 15.26 (Legal opinions):

(A)          the reference to the first Utilisation Date in paragraph (c) of clause 15.26 (Legal Opinions) shall be read as a reference to (i) the date of this letter, (ii) the Effective Date, (iii) the date that the AquaVenture Security Agreement is entered into, and (iv) the date that any O&M Novation Document is entered into (as applicable); and

(B)          such representation and warranty shall be made only in respect of the legal opinions delivered pursuant to the terms of this letter and shall be extended to include any information supplied in writing by or on behalf of AquaVenture or any member of AquaVenture’s group for (and only for) the purposes of the provision of such legal opinions under this letter and, in respect of any such information so supplied, shall be expressed to be made to the best of the Company’s knowledge and belief,

(a)           are true; and

(b)           would also be true if references to the Facility Agreement were construed as references to the Amended Facility Agreement.

9.             Fees

(a)           The Company must procure that BIL pays to the Facility Agent (for the account of all the Lenders) an amendment fee in the amount and manner agreed in the Amendment Fee Letter.

(b)           The Company must pay to the Facility Agent (for the account of UKEF) an administration fee of GBP 5,000 on or before the Effective Date to the account notified to the Company by the Facility Agent for this purpose.

10.          Costs and Expenses

(a)           Pursuant to Clause 27.2 of the Facility Agreement, the Company must pay to each Finance Party and to each Legal Adviser (as applicable) the amount of all costs and expenses (including legal fees) reasonably incurred by any Finance Party or UKEF in connection with:

(i)            the negotiation, preparation, printing and execution of this letter and any document entered into in connection with this letter; and

(ii)           the amendments, waivers or consents requested by or on behalf of any Obligor under and in connection with this letter,

save to the extent that such costs, expenses and fees have been or will be paid pursuant to paragraph 9 (Fees) above.

(b)           Pursuant to Clause 27.2 of the Facility Agreement, the Company must, promptly and within 5 Business Days of demand, pay to each Finance Party and to each Legal Adviser (as applicable) the amount of all costs and expenses (including legal fees, and costs and expenses of any Advisers) reasonably incurred by any Finance Party or UKEF in connection with any consultation or review carried out pursuant to paragraph 5(h) above.

11.          Reservation of rights

Each Finance Party reserves any other right or remedy it may have now or subsequently.  This letter does not constitute a waiver of any right or remedy other than in relation to the specific waivers expressly given under this letter.

12.          Failure to comply

Failure to comply with the terms of this letter or any information supplied to us by you being other than true, accurate and complete will constitute an Event of Default.

13.          Security

(a)           On the Effective Date, on the date of the AquaVenture Security Agreement and on the date that any O&M Novation Document is entered into, the Company confirms that:

(i)            any Security Interest created under the Security Documents extends to the obligations of the Obligors under the Finance Documents (including this letter) subject to any limitations set out in the Security Documents;

(ii)           the obligations of the Company arising under this letter are included in the Secured Liabilities (as defined in the Security Documents) subject to any limitations set out in the Security Documents; and

(iii)          the Security Interests created under the Security Documents continue in full force and effect on the terms of the respective Security Documents.

(b)           No part of this letter is intended to or will create a registrable Security Interest.

14.          Miscellaneous

(a)           Each of this letter, the Amended Facility Agreement and the Amendment Fee Letter is a Finance Document.

(b)           From the Effective Date, the Facility Agreement and this letter will be read and construed as one document.

(c)           Except as otherwise provided in this letter, the Finance Documents remain in full force and effect.

(d)           Except to the extent expressly waived in this letter, no waiver of any provision of any Finance Document is given by the terms of this letter and the Finance Parties expressly reserve all their rights and remedies in respect of any breach of, or other Default under, the Finance Documents.

15.          Governing law

This letter and any non-contractual obligations arising out of or in connection with it are governed by English law.

If you agree to the terms of this letter, please sign where indicated below.

Yours faithfully,

/s/ Joulia Fraser
For
BARCLAYS BANK PLC
as Facility Agent for and on behalf of the other Finance Parties

FORM OF ACKNOWLEDGEMENT

We agree to the terms of this letter.

/s/ Illegible
For
BIWATER (BVI) LTD.

Date: 11 June 2015

SCHEDULE 1

CONDITIONS PRECEDENT

(a)                                 Constitutional Documents and corporate authorisations

1.                                      A copy of a resolution of the sole director of the Company:

(a)                                 approving the terms of, and the transactions contemplated by, this letter and resolving that it execute this letter;

(b)                                 authorising a specified person or persons to execute this letter on its behalf; and

(c)                                  authorising a specified person or persons, on its behalf, to sign and/or despatch all documents and notices to be signed and/or despatched by it under or in connection with this letter.

2.                                      A specimen of the signature of each person authorised by the resolution referred to in paragraph 2 above.

3.                                      A certified copy of the constitutional documents of AquaVenture and AquaVenture Parent Co.

4.                                      A certified copy of a resolution of the board of directors of BIL:

(a)                                 approving the terms of the SPA and resolving that it execute the SPA;

(b)                                 authorising a specified person or persons to execute the SPA on its behalf; and

(c)                                  authorising a specified person or persons, on its behalf, to sign and/or despatch all documents and notices to be signed and/or despatched by it under or in connection with this letter and the SPA.

5.                                      A specimen of the signature of each person authorised by the resolution referred to in paragraph 4 above.

6.                                      A certified copy of a resolution of the board of directors of NewCo approving the transfer of the entire issued share capital of NewCo from BIL to AquaVenture and to complete the necessary formalities in connection with the transfer of the shares.

7.                                      A certified copy of a resolution of the board of directors of AquaVenture:

(a)                                 approving the terms of the AquaVenture Security Agreement, the SPA, the O&M Transfer Agreement and the O&M Direct Novation Agreement and resolving that it execute the AquaVenture Security Agreement, the SPA, the O&M Transfer Agreement and the O&M Direct Novation Agreement;

(b)                                 authorising a specified person or persons to execute the AquaVenture Security Agreement, the SPA, the O&M Transfer Agreement and the O&M Direct Novation Agreement; and

(c)                                  authorising a specified person or persons, on its behalf, to sign and/or despatch all documents and notices to be signed and/or despatched by it under or in connection with this letter, the AquaVenture Security Agreement, the SPA, the O&M Transfer Agreement and the O&M Direct Novation Agreement.

8.                                      A specimen of the signature of each person authorised by the resolution referred to in paragraph 7 above.

9.                                      A copy of a resolution of the board of directors of the AquaVenture Parent Co:

(a)                                 approving the terms of, and the transactions contemplated by, the AquaVenture Parent Co Guarantee and resolving that it execute the AquaVenture Parent Co Guarantee;

(b)                                 authorising a specified person or persons to execute the AquaVenture Parent Co Guarantee on its behalf; and

(c)                                  authorising a specified person or persons, on its behalf, to sign and/or despatch all documents and notices to be signed and/or despatched by it under or in connection with the AquaVenture Parent Co Guarantee.

10.                               A specimen of the signature of each person authorised by the resolution referred to in paragraph 9 above.

11.                               A registered agent’s certificate issued by the registered agent in the Virgin Islands for the Company and AquaVenture attaching in each case a certified copy of the register of directors, register of members and of the statutory documents and records maintained by the Company and AquaVenture at their respective registered offices.

12.                               A certified copy of the current group structure chart in respect of AquaVenture Holdings LLC and its subsidiaries.

(b)                                 Commercial Agreements

13.                               An agreed form draft of the AquaVenture Security Agreement.

14.                               An agreed form draft of the O&M Transfer Agreement.

15.                               An agreed form draft of the O&M Direct Novation Agreement.

16.                               An agreed form draft of the AquaVenture Parent Co Guarantee.

17.                               A copy of the SPA, duly executed by AquaVenture, BIL and Biwater Holdings Limited.

18.                               A copy of the transition services agreement duly executed by the Company, AquaVenture and BIL.

19.                               A copy of the Amendment Fee Letter, duly executed by the Company and BIL.

20.                               A copy of the executed EPC Amendment Agreement No.3 between the Company and the Construction Contractor for the purpose of amending the Construction Contract in line with the second supplemental agreement to the Water Purchase Agreement.

21.                               A copy of the deed of release between (amongst others) by BIL and Biwater Holdings Limited in respect of, among other things, the release of the BIL Security Agreement and the release of the Subordination Agreement.

(c)                                  Corporate Certificates

22.                               A certificate of an authorised signatory of BIL confirming that:

(a)                                 all of the conditions to the SPA have been completed and that the transactions contemplated under the SPA have been completed; and

(b)                                 there are no loan notes or other debt instruments outstanding as between (i) the Company as debtor and BIL as creditor; and (ii) NewCo as debtor and BIL as creditor.

23.                               A certificate of an authorised signatory of the Company certifying:

(a)                                 that the copy of the constitutional documents of the Company in the Facility Agent’s possession is still correct, complete and in full force and effect as at a date no earlier than the date of this letter;

(b)                                 that appended to the certificate is a correct, complete and up to date copy of a written resolution of the sole director of the Company among other things:

(i)                                     approving the terms of, and the transactions contemplated by, this letter and resolving that it execute the certificate;

(ii)                                  authorising a specified person or persons to execute this letter on its behalf; and

(iii)                               authorising a specified person or persons, on its behalf, to sign and/or despatch all documents and notices to be signed and/or despatched by it under or in connection with this letter;

(c)                                  that all consents, licences, permits, authorisations and all conditions of all governmental and other authorities necessary to enable the Company to enter into the Transaction and to make payment of all sums in US Dollars in New York which become due from the Company to any Finance Party under the Finance Documents have been obtained or fulfilled (as applicable);

(d)                                 that there are no loan notes or other debt instruments outstanding as between (i) the Company as debtor and BIL as creditor; and (ii) NewCo as debtor and BIL as creditor;

(e)                                  that the Performance Security referred to in:

(i)                                     paragraph (a) of the definition thereof is in full force and effect in an amount not less than USD 929,996;

(ii)                                  paragraph (b) of the definition thereof is in full force and effect in an amount not less than USD 837,000; and

(iii)                               paragraph (c) thereof (being the Parent Company Guarantee),

is in full force and effect;

(f)                                   that no changes to the Construction Contract are contemplated and/or required by, under or in connection with the Transaction or the Change of Operator; and

(g)                                  the Company’s compliance with and no breach by the Company of, conditions (1), (2), (3), (5) and (6) of the second schedule of the Non-Belongers Licence held by the Company in respect of the Lease.

24.                               A certificate of an authorised signatory of AquaVenture confirming that there have been no changes in respect of any of the documentation and evidence provided by or on behalf of

AquaVenture to the Finance Parties to enable them to comply with all know your customer requirements.

(d)                                 Legal Opinions and Reports

25.                               An agreed form draft of a legal opinion of Allen & Overy LLP, English legal advisers to the Facility Agent, addressed to the Finance Parties (the A&O Legal Opinion).

26.                               An agreed form draft of a legal opinion of Conyers Dill & Pearman, legal advisers in the Virgin Islands to AquaVenture, addressed to the Finance Parties in respect of the documents entered into by the Company in connection with the Transaction (the Conyers Company Change of Control Legal Opinion).

27.                               An agreed form draft of a legal opinion of Conyers Dill & Pearman, legal advisers in the Virgin Islands to AquaVenture, addressed to the Finance Parties in respect of the documents entered into by AquaVenture in connection with the Transaction (the Conyers AquaVenture Change of Control Legal Opinion).

28.                               An agreed form draft of a legal opinion of Conyers Dill & Pearman, legal advisers in the Virgin Islands to AquaVenture, addressed to the Finance Parties in respect of the documents entered into by the Company in connection with the Change of Operator (the Conyers Company Change of Operator Legal Opinion).

29.                               An agreed form draft of a legal opinion of Conyers Dill & Pearman, legal advisers in the Virgin Islands to AquaVenture, addressed to the Finance Parties in respect of the documents entered into by AquaVenture in connection with the Change of Operator (the Conyers AquaVenture Change of Operator Legal Opinion).

30.                               An agreed form draft of a legal opinion of Harney Westwood & Riegels, legal advisers in the Virgin Islands to the Facility Agent, addressed to the Finance Parties (the Harney Legal Opinion).

31.                               An agreed form draft of a legal opinion of Spigt Dutch Caribbean, legal advisers in Curacao to the AquaVenture Parent Co, addressed to the Finance Parties in relation to the capacity and authority of the AquaVenture Parent Co to enter into the AquaVenture Parent Co Guarantee (the Spigt Legal Opinion).

32.                               A signed, dated and issued legal opinion of Simmons & Simmons, legal advisers in England to the Facility Agent, addressed to the Finance Parties, confirming, among other things that (i) the UKEF Guarantee is in full force and effect, and (ii) the UKEF Guarantee constitutes valid, legally binding and enforceable obligations of the UKEF notwithstanding the change of control of the Company.

33.                               A copy of a letter of reference from Louis Berger, independent engineer, addressed to and satisfactory to the Facility Agent confirming AquaVenture’s ability to operate and maintain the Project in accordance with the provisions of the Transaction Documents.

34.                               Copies of the following documents evidencing completion of the Desalination Project Works at a capital outlay of not less than USD23,000,000 in accordance with condition (1) of the second schedule of the Non-Belongers Licence held by the Company in respect of the Lease:

(a)                                 a copy of the taking over certificate in respect of the Desalination Project Works dated 28th November 2013;

(b)                                 a copy of the Arup independent engineers report titled “Biwater BVI Ltd, Barclays Bank plc and ECGD Tortola Water & Sewerage Improvement Scheme Independent Engineer’s Monthly Report No.22: November 2013” and issued on 2 December 2013; and

(c)                                  a copy of the certificate from Arup in relation to the EPC Contractor’s Application for Payment No. 37 dated 23 May 2014.

35.                               A copy of a legal memorandum satisfactory to the Facility Agent from Allen & Overy LLP and Harney Westwood & Riegels addressed to the Finance Parties.

36.                               A copy of a technical and environmental due diligence report satisfactory to the Facility Agent from Arup addressed to the Finance Parties.

37.                               A copy of a letter from Arthur J Gallagher (as broker) on insurance cover satisfactory to the Facility Agent addressed to the Facility Agent.

(e)                                  Miscellaneous

38.                               Evidence that all fees, costs and expenses then due and payable from the Company in respect of this letter have been or will be paid.

39.                               All documentation and evidence required by the Finance Parties to enable them to comply with all know your customer requirements.

40.                               Written confirmation from any process agent appointed under each relevant document contemplated in this letter that it accepts its appointment as process agent for each person it is appointed in respect of.

41.                               Updated share certificates, title documents and transfer forms relating to the assets charged by the NewCo Equitable Mortgage or a certificate from an authorised signatory of NewCo certifying that no additional shares have been issued in the Company since the date of the NewCo Equitable Mortgage.

42.                               Written confirmation from UKEF to Barclays confirming that UKEF consents to the amendments and waivers contemplated by this letter.

43.                               Confirmation from Barclays that it is satisfied that the proposed amendments contemplated by this letter do not constitute a material amendment to the tax position under the Facility Agreement.

SCHEDULE 2

CONDITIONS SUBSEQUENT

PART 1

CONDITIONS SUBSEQUENT TO THE TRANSACTION

1.                                      A copy of the AquaVenture Security Agreement, duly executed by AquaVenture.

2.                                      A signed, dated and issued copy of:

(a)                                 the Conyers Company Change of Control Legal Opinion; and

(b)                                 the Conyers AquaVenture Change of Control Legal Opinion.

3.                                      A signed, dated and issued copy of the A&O Legal Opinion.

4.                                      Share certificates, title documents and consents relating to the assets charged by the AquaVenture Security Agreement, a duly executed and stamped stock transfer form and the updated register of members of Biwater (BVI) Holdings Limited.

5.                                      A copy of AquaVenture’s register of charges evidencing the notation of the Security Interests created by the AquaVenture Security Agreement pursuant to section 162 of the BVI Business Companies Act (No 16 of 2004) under the laws of the Virgin Islands (the BVI Act).

6.                                      A certificate of registration issued by the Registrar of Corporate Affairs in the Virgin Islands of the entry of the AquaVenture Security Agreement in the Register of Registered Charges in the Registry of Corporate Affairs in the Virgin Islands, pursuant to Part VIII of the BVI Act.

7.                                      A copy each of the Company’s trade licences for the provision of water supply services and operation of a sewage treatment plant from the Company’s facility at Paraquita Bay, Tortola, British Virgin Islands updated to replace Jonathan Lamb with an AquaVenture appointee.

PART 2

CONDITIONS TO THE CHANGE OF OPERATOR

1.                                      A copy of each licence and/or permit necessary for AquaVenture to carry out the operation, maintenance and management services referred to in the Operation and Maintenance Agreement in the Virgin Islands being:

(a)                                 a current and valid trade/business licence issued to AquaVenture;

(b)                                 work permits for such key personnel of AquaVenture as O&M Contractor as AquaVenture reasonably determines are required for AquaVenture to effectively operate, manage and maintain the Desalination Project Works in accordance with the Operation and Maintenance Agreement (who may include Tom O’Brien, David Starman, Paul Campanile, Keith Downer, Allan Pott, William Sheahan and/or such other persons as AquaVenture reasonably determines are required); and

(c)                                  if applicable, any other licence, permit or approval prescribed by Virgin Islands law following the date of this letter as being required by AquaVenture for such purpose.

2.                                      A copy of the written notification issued to the Government of the Virgin Islands together with evidence in form and substance satisfactory to the Facility Agent of the Government of the Virgin Islands’ approval of the new Company’s Representative (as defined in the Water Purchase Agreement) pursuant to clause 3.8 of the Water Purchase Agreement.

3.                                      A certificate of AquaVenture, certifying that no adverse change has occurred since the date of this letter to the ability of AquaVenture to effectively operate, manage and maintain the Desalination Project Works in accordance with the Operation and Maintenance Agreement.

4.                                      A copy of the latest unaudited quarterly financial statements of (i) AquaVenture and (ii) the AquaVenture Parent Co certified by a director of the relevant company as having been prepared by management and, to the best of management’s knowledge and belief, being fairly stated in all material respects in accordance with United States GAAP as at the date of those financial statements.

5.                                      An updated version of any document (including any due diligence report) delivered to the Facility Agent under paragraph 35 of Schedule 1 (Conditions Precedent) or any other document or evidence relating to a change in applicable law, rule or regulation of, or licence, permit or approval prescribed by any applicable jurisdiction, in each case, reasonably required by the Facility Agent in connection with the Change of Operator.

6.                                      An updated version of any document (including any due diligence report) delivered to the Facility Agent under paragraphs 12, 33 or 36 of Schedule 1 (Conditions Precedent) or any other document or evidence relating to the ability of AquaVenture to effectively operate, manage and maintain the Desalination Project Works in accordance with the Operation and Maintenance Agreement, in each case, reasonably required by the Facility Agent in connection with the Change of Operator.

7.                                      A copy of the O&M Transfer Agreement, duly executed by the Company, BIL and AquaVenture.

8.                                      A copy of the O&M Direct Novation Agreement, duly executed by the Company, BIL and AquaVenture.

9.                                      A copy of the AquaVenture Parent Co Guarantee in respect of the Operation and Maintenance Agreement, duly executed by the Company and AquaVenture Parent Co.

10.                               A copy of the collateral warranty in respect of the Operation and Maintenance Agreement contemplated in clause 23.5 of the Water Purchase Agreement, duly executed by the Company and AquaVenture.

11.                               A signed, dated and issued copy of the Harney Legal Opinion.

12.                               A signed, dated and issued copy of:

(a)                                 the Conyers Company Change of Operator Legal Opinion; and

(b)                                 the Conyers AquaVenture Change of Operator Legal Opinion.

13.                               A signed, dated and issued copy of the Spigt Legal Opinion.

14.                               A certificate from an authorised signatory of the Company certifying that the Performance Security is in full force and effect.

15.                               A copy of a notice of charge to the relevant counterparty in respect of any new Project Document entered into governed by English law, served under and in accordance with the provisions of the English law Company Security Agreement.

16.                               Evidence of registration of AquaVenture as a taxpayer under the Payroll Taxes Act.

17.                               Evidence of registration of AquaVenture as an employer with the Social Security Board.

18.                               Evidence of payment of stamp duties payable in the Virgin Islands in respect of the O&M Direct Novation Agreement.

19.                               A copy of a report prepared by the Technical Adviser confirming that the Project is being operated and maintained in accordance with Good Industry Practice.

SCHEDULE 3

AMENDED FACILITY AGREEMENT